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                                                                   Exhibit 99.3

                               NETIQ CORPORATION

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Ching-Fa Hwang and James A. Barth and either of them, as attorneys of the undersigned with full power or substitution, to vote all shares of stock which the undersigned is entitled to vote at the Special Meeting of Stockholders of NetIQ Corporation, to be held
at 5410 Betsy Ross Drive, Santa Clara, California 95054, on            , 2000
at 10:00 a.m., local time, and at adjournment or postponement thereof, with all the powers which the undersigned might have if personally present at the meeting.

   The undersigned hereby acknowledges receipt of Notice of Special Meeting and Proxy Statement, each dated March , 2000, and hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this Proxy and by filing this Proxy with the Secretary of the corporation, gives notice of such revocation.

   THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

   PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE
ENCLOSED ENVELOPE.

   [X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

   1. To approve the issuance of shares of NetIQ common stock pursuant to an Agreement and Plan of Reorganization, dated as of February 26, 2000, among NetIQ Corporation, Planet Acquisition Corporation, a wholly-owned subsidiary of NetIQ Corporation, and Mission Critical Software, Inc. pursuant to which
Mission Critical Software, Inc. will become a wholly-owned subsidiary of NetIQ
Corporation.

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
        [_] FOR                     [_] AGAINST                                       [_] ABSTAIN

   2. To approve an amendment of NetIQ's certificate of incorporation to change the name of NetIQ Corporation to Newco Corporation.

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
        [_] FOR                     [_] AGAINST                                       [_] ABSTAIN

   3. To approve the amendment of NetIQ's 1995 Stock plan to increase the number of shares of common stock reserved for issuance under the plan from 5,333,332 shares to 8,000,000 shares, and to provide for an annual increase in the number of shares reserved for issuance in the amount that is the lowest of
(i) 2,600,000 shares, (ii) 5% of the number of shares of NetIQ outstanding on the first day of the fiscal year and (iii) an amount determined by the board of directors.

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
        [_] FOR                     [_] AGAINST                                       [_] ABSTAIN

   4. To approve the amendment of NetIQ's 1999 Employee Stock Purchase Plan to increase the number of shares reserved under the plan from 500,000 to 1,000,000 shares, and to provide for an annual increase in the number of shares reserved for issuance in the amount that is the lowest of (i) 800,000 shares, (ii) 2% of the outstanding shares on the first day of NetIQ's fiscal year, and an amount determined by the board of directors.

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
        [_] FOR                     [_] AGAINST                                       [_] ABSTAIN

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   In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the meeting (including any motion to adjourn to a later date to permit further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of the proposal) or any postponements or adjournments thereof.

                MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW [_]

   THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED WILL BE VOTED FOR THE APPROVAL OF THE ISSUANCE OF SHARES OF NETIQ COMMON STOCK NECESSARY TO COMPLETE THE MERGER WITH MISSION CRITICAL SOFTWARE, INC.

   Please date and sign exactly as your name or names appear hereon. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full titles in such capacity. If shares are held by joint tenants or as community property, both parties should sign.

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
Signature: _________________________________ Date: ______________________________________
Signature: _________________________________ Date: ______________________________________
Address Change: ____________________________
 ___________________________________________
 ___________________________________________
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